UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2017

THE BANK OF NEW YORK

MELLON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35651	13-2614959
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Liberty Street New York, New York	10286
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 495-1784

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01.	OTHER EVENTS.

On June 28, 2017, The Bank of New York Mellon Corporation (the “Company”) announced that the Board of Governors of the Federal Reserve System (“Federal Reserve”) did not object to its 2017 capital plan submitted to the Federal Reserve in connection with its Comprehensive Capital Analysis and Review. The Company also announced that its Board of Directors (the “Board”) approved the repurchase of up to $2.6 billion of the Company’s common stock, par value $0.01 per share (the “Common Stock”), over a four-quarter period beginning in the third quarter of 2017 and continuing through the second quarter of 2018. The Board also approved the additional repurchase of up to $500 million of the Company’s Common Stock contingent upon the company issuing $500 million of noncumulative perpetual preferred stock, with a proportionate reduction in additional Common Stock repurchases if less than $500 million of preferred stock is issued. The Common Stock repurchases may be executed through open market purchases, in privately negotiated transactions or by other means, including through repurchase plans designed to comply with Rule 10b5-1 and through derivative, accelerated share repurchase and other structured transactions, in each case, at such prices and times and upon such other terms and conditions as any authorized officer of the Company may determine. The timing and exact amount of any Common Stock repurchases will depend on various factors, including market conditions and the Common Stock trading price; the company’s capital position, liquidity and financial performance; alternative uses of capital; and legal and regulatory considerations. This new Common Stock repurchase plan replaces all previously authorized Common Stock repurchase plans. The 2017 capital plan also includes an approximately 26 percent increase to the Company’s quarterly cash dividend, commencing as early as the third quarter of 2017, from $0.19 to $0.24 per share of Common Stock, subject to Board approval.

The information presented in this Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, Common Stock repurchases, the issuance of preferred stock and the level of dividend distributions. These statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond the Company’s control). Actual outcomes may differ materially from those expressed or implied as a result of risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2016, the Quarterly Report on Form 10-Q for the period ended March 31, 2017 and the Company’s other filings with the Securities and Exchange Commission. All statements in this Current Report on Form 8-K speak only as the date of this filing and the Company undertakes no obligation to update the information to reflect events or circumstances that arise after that date or reflect the occurrence of unanticipated events, except as required by federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank of New York Mellon Corporation (Registrant)

Date: June 28, 2017	By:	/s/ Craig T. Beazer
	Name:	Craig T. Beazer
	Title:	Secretary